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                                                                    EXHIBIT 99.1

                         MUTUAL NONDISCLOSURE AGREEMENT

        In connection with consideration of a possible negotiated transaction between Simulation Sciences Inc. (the "Company") and Siebe plc ("Siebe"), the Company and Siebe expect to make available to one another certain non-public information concerning their respective businesses, subsidiaries, financial condition, operations, assets and liabilities. As a condition to such information being furnished to each party and its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), each party agrees to treat any non-public information concerning the other party (whether prepared by the disclosing party, its Representatives or otherwise and irrespective of the form of communication) which is furnished hereunder to a party or to its Representatives (the "Recipient") now or in the future by or on behalf of the disclosing party (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this Mutual Nondisclosure Agreement ("Agreement"), and to take or abstain from taking certain other actions hereinafter set forth.

1. Evaluation Material. The term "Evaluation Material" also means all information that is furnished to a Recipient or its Representatives by a party or its Representatives (the "Discloser") that concerns the Discloser, its affiliates or subsidiaries, and which is either confidential, proprietary or otherwise not generally available to the public. The term "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by each party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to such party or its Representatives pursuant hereto which is not available to the general public. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its Representatives, (ii) was within the receiving party's knowledge or possession prior to its being furnished to the receiving party by or on behalf of the disclosing party pursuant hereto, provided that the source of such information was not known by the receiving party to be in breach of an applicable confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, (iii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, provided that such source is not known by the receiving party to be in breach of an applicable confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, or (iv) is independently invented, conceived or discovered by the receiving party or its employees or agents without access to the Evaluation Materials.

2. Purpose of Disclosure of Evaluation Material. It is understood and agreed by each party that any exchange of information under this Agreement shall be solely for the purpose of evaluating a potential transaction between the parties and that such information exchange is not to affect, in any way, either party's relative competitive position regarding the other party or other entities. It is further agreed that the information to be disclosed by each party shall only be that information which is reasonably necessary to evaluate a proposed transaction and that information which is not reasonably necessary for such purposes shall not be disclosed or exchanged. In addition, competitively sensitive information such as information concerning product development or marketing plans, product prices or pricing plans, cost data, customers or similar information which has been determined to be reasonably necessary to a potential transaction, shall be limited only to each party's "Control Group." For purposes of this Agreement, a party's "Control Group" means only those senior executives and Representatives who are involved in evaluating or negotiating a potential transaction or approving the value of a potential transaction and who have a need to know such competitively sensitive information for purposes of such evaluation, negotiation or approval.


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3. Use of Evaluation Material. Each party hereby agrees that it and its
Representatives shall use the other's Evaluation Material solely for the purpose of evaluating a possible transaction between the parties, and that the Discloser's Evaluation Material will be kept confidential; provided, however, that (i) the Recipient may make any disclosure of such information as to which the Discloser gives its prior written consent and (ii) any of such information may be disclosed to the Recipient's Representatives who (x) need to know such information for the sole purpose of evaluating a possible transaction between the parties and who (y) agree to keep such information confidential. The Recipient will not disclose the Evaluation Material to any person other than as permitted hereby and will use its best efforts to safeguard the Evaluation Material from unauthorized disclosure. Nothing in this Agreement shall obligate either party, however, to use any greater care in the protection of the Evaluation Material against disclosure than the care it uses generally with respect to information relating to it which is similar in type to the Evaluation Material. The term "person" as used in this Agreement shall be broadly interpreted to include without limitation any corporation, company, partnership or individual.

4. Nondisclosure. In addition, each party agrees that, without the prior written consent of the other party, neither it nor its Representatives will disclose to any other person the fact that any Evaluation Material has been made available hereunder, that discussions or negotiations are taking place concerning a possible transaction involving the parties or any of the terms, conditions or other facts with respect thereto (including the status thereof); provided, that a party may make such disclosure pursuant to the procedures set forth herein if, in the written opinion of a party's outside counsel, such disclosure is necessary to avoid committing a violation of law. In such event, the disclosing party shall use its best efforts to give advance notice to the other party.

5. Required Disclosure. In the event that a party or its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the other party's Evaluation Material, the party requested or required to make the disclosure shall provide the other party with prompt written notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by such other party, the party requested or required to make the disclosure or any of its Representatives are nonetheless legally compelled to disclose the other party's Evaluation Material to any tribunal or else stand liable for contempt or suffer other significant censure or penalty, the party requested or required to make the disclosure or its Representative may, without liability hereunder, disclose to such tribunal only that portion of the other party's Evaluation Material that is legally required to be disclosed, provided that the party requested or required to make the disclosure exercises its best efforts to preserve the confidentiality of the other party's Evaluation Material, including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other party's Evaluation Material by such tribunal.

6. Termination of Discussions. If either party decides that it does not wish to proceed with a transaction with the other party, the party so deciding will promptly inform the other party by way of a notice of that decision. The written Evaluation Material, except for that portion of the Evaluation Material that may be found in analyses, compilations, studies or other documents prepared by or for the Recipient, will be returned to the Discloser immediately upon the Discloser's request, and no copies shall be retained by the Recipient or its Representatives. Recipient shall certify


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in writing within five (5) business days that all such Evaluation Material has been returned and that the other provisions of this material Nondisclosure Agreement have been complied with by it. For the purposes of this Agreement, "written" Evaluation Material shall include, without limitation, information contained in printed, magnetic or other tangible media, or in information storage and retrieval systems. That portion of the Evaluation Material that may be found in analyses, compilations, studies or other documents prepared by or for a Recipient, oral Evaluation Material and written Evaluation Material not so requested or returned will be held by the Recipient and kept subject to the terms of this Agreement, or destroyed. Notwithstanding the return or destruction of the Evaluation Material, each party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder.

7. No Representation of Accuracy. Each party understands and acknowledges that although the agreements and covenants of the parties contained herein shall be binding, neither party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material made available to it. Only those representations or warranties that are made in a final definitive agreement regarding any transaction contemplated hereby, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect. Each party agrees that, except as contemplated by the preceding sentence, neither party nor any of its Representatives shall have any liability to the other party or to any of its Representatives relating to or resulting from the use by the other of the providing party's Evaluation Material or any errors therein or omissions therefrom.

8. Definitive Agreements. Each party understands and agrees that no contract or agreement providing for any transaction involving the parties shall be deemed to exist between the parties unless and until a final definitive agreement has been executed and delivered. Each party also agrees that unless and until a final definitive agreement regarding a transaction between the parties has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to completing or negotiating such a transaction by virtue of this Agreement or any written or oral expression with respect to such a transaction by any of its respective directors, officers, employees, agents or any other Representatives except, in the case of this Agreement, for the matters specifically agreed to herein. Both parties further acknowledge and agree that each party reserves the right, in its sole discretion, to provide or not provide Evaluation Material to the receiving party under this Agreement, to reject any and all proposals made by the other party or any of its Representatives with regard to a transaction between the parties, and to terminate discussions and negotiations at any time.

9. Ownership of Evaluation Material. All information, and any Derivatives (as defined below) thereof whether created by Discloser or Recipient, remains the property of Discloser and no license or other rights to information is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted;
(ii) for patentable or patented material, any improvement thereon and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent or trade secret. For the purposes of this Section 9, "information" is deemed to include all information furnished by either party to the other, whether or not Evaluation Material.

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10. Independent Development. Each party understands that the other party may currently or in the future be developing information internally or receiving information from other parties that may be similar to that received from a Discloser. Accordingly, nothing in this Agreement will be construed as a representation, inference or agreement that either party will not develop products, or have products developed for it, that, without violation of this Agreement, compete with the products or systems contemplated by the other's Evaluation Material.

11. No License. Nothing in this Agreement is intended to grant any rights to either party under any patent, mask work right or copyright of the other party, nor shall this Agreement grant any party any rights in or to the Evaluation Material of the other party except as expressly set forth herein.

12 Waiver. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

13. Standstill. Beginning on the date of this letter and continuing for a period of 12 months after the date of a notice of termination under Section 6 above, each party and its affiliates will not (and each party and its affiliates will not assist or encourage others to), directly or indirectly, unless specifically requested to do so in writing in advance by the other party's Board of
Directors:

               (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any of the other party's assets (other than in the ordinary course of business) or businesses or any voting securities issued by the other party, or any rights or options to acquire such ownership, including from a third party; or

               (b) make, or in any way participate, in any solicitation of proxies or consents with respect to any securities of the other party which are, or may be, entitled to vote in the election of the other party's directors ("Voting Securities"), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the other party; or seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities; or demand a copy of the other party's stock ledger, list of its stockholders or other books and records; or call or attempt to call any meeting of the stockholders of the other party; or

               (c) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the matters described in (a) or (b) above; provided, however, that the restrictions contained in this
Section 13 shall not apply if (i) another person or entity (including the Company) shall have commenced a tender or exchange offer for 50% or more of the Company's securities or (ii) another person or entity or the Company has made public disclosure of a transaction to acquire 50% or more of the securities of the Company.

14 No Market Disclosures. Each party understands and agrees that information "leaks" or rumors of a potential transaction between the parties would be disruptive to stock market transactions, customer relationships and potential customer transactions. Accordingly, each party specifically agrees to take all commercially reasonable actions to prevent any such disclosure (including by specifically notifying its directors, officers, employees and Representatives that have knowledge of

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this transaction of the requirements of this paragraph), to notify the other party immediately of any such "leak" or rumor of which it becomes aware, to assist in tracing the source of any such "leak" or rumor and providing that information to the other party, and to being held legally responsible, at law, in equity, in arbitration or otherwise, for any breach of the provisions of this Agreement.

15 No Solicitation. From and after the date of this Agreement until its termination under Section 6 hereof, neither party nor any of their respective Representatives shall (i) solicit, encourage or take any other action which is intended to induce any employee of the other party to terminate its employment with such other party, or (ii) interfere in any manner with any contractual or employment relationship between such other party and its employees; provided, however, that nothing in this paragraph shall preclude either party from hiring or offering employment to any employee of the other as a consequence of such employee's unsolicited response to a general public advertisement of employment or such employee being identified as a candidate as part of a non-directed executive search.

16. Injunctive Relief. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by either party or any of its Representatives and that the non-breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies, if any, available at law or equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that either party or any of its Representatives have breached this Agreement, then the breaching party shall be liable and pay to the non-breaching party the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

17. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns.

18. Jurisdiction and Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws doctrine thereof.

19. Miscellaneous. Each party agrees to be responsible for any breach of this agreement by any of its Representatives. No failure or delay by either party or any of its Representatives in exercising any right, power or privileges under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the agreement shall not in any way be affected or impaired thereby.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable as against the party actually signing, and all of which together shall constitute one agreement.


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        In witness of the foregoing agreements, the undersigned parties have entered into this Agreement as of April 7, 1998.


SIMULATION SCIENCES INC.                        SIEBE PLC


By: /s/ Charles R. Harris                       By: /s/ George Sarney
    -------------------------                       ----------------------------
Title: President and                            Title: President and
       Chief Executive Officer                         Chief Operation Officer
     -----------------------                          --------------------------


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